UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on May 12, 2011.

(b)	At the meeting, the stockholders:

•	elected all 13 nominees for director on the Company’s Board of Directors;

•	ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2011;

•	approved, on an advisory basis, the compensation of the Company’s executive officers named in the 2011 proxy statement, as disclosed therein; and

•	approved, on an advisory basis, having an advisory vote on the compensation of the Company’s executive officers named in the Company’s proxy statement every three (3) years.

The following are the final voting results for each of the four items voted on at the meeting.

1. Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
David J. Ament	122,168,961	8,328,603	2,027,287
Thomas J. Carella	121,844,086	8,653,478	2,027,287
Brian T. Clingen	117,344,653	13,152,911	2,027,287
Robert M. Finlayson	130,138,810	358,552	2,027,489
Peter R. Formanek	130,138,810	358,552	2,027,489
Michael B. Goldberg	121,844,086	8,653,478	2,027,287
James P. Hallett	121,998,576	8,498,988	2,027,287
Peter H. Kamin	121,572,063	8,925,501	2,027,287
Sanjeev K. Mehra	121,013,763	9,483,801	2,027,287
Church M. Moore	121,013,763	9,483,801	2,027,287
Thomas C. O’Brien	122,168,961	8,328,603	2,027,287
Gregory P. Spivy	121,496,849	9,000,715	2,027,287
Jonathan P. Ward	130,138,810	358,552	2,027,489

2. Ratification of Appointment of KPMG LLP:

For	132,542,391
Against	11,425
Abstain	8,462

3. Advisory Vote on Named Executive Officer Compensation:

For	129,051,633
Against	678,426
Abstain	767,303
Broker Non-Votes	2,064,916

4. Advisory Vote on Frequency of Advisory Vote on Named Executive Officer Compensation:

1 Year	16,244,717
2 Years	4,130
3 Years	113,474,487
Abstain	774,028
Broker Non-Votes	2,064,916

(c)	Not applicable.

(d)	At a meeting held immediately before the annual meeting, the Board of Directors reviewed the preliminary voting results for the annual meeting. Based on that review, the Board determined, until the next required vote on the frequency of stockholder votes on executive compensation, to hold the advisory stockholder vote on executive compensation every three (3) years.

Item 8.01	Other Events.

On May 16, 2011, the Company delivered to the holders of its 10% Senior Subordinated Notes due 2015 (the “2015 Notes”) and its 8 3/4% Senior Notes due 2014 (the “2014 Notes” and, together with the 2015 Notes, the “Notes”) notices of conditional redemption (the “Notices of Conditional Redemption”), notifying such holders of the Company’s intent, subject to the satisfaction of the Financing Condition described below and in accordance with the indentures governing the Notes (together, the “Indentures”), to redeem on June 15, 2011 (the “Redemption Date”) all of the outstanding aggregate principal amount of the 2015 Notes at a redemption price of 105.000% of the outstanding aggregate principal amount of the 2015 Notes, and all of the outstanding aggregate principal amount of the 2014 Notes at a redemption price of 102.917% of the outstanding aggregate principal amount of the 2014 Notes, in each case plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Price”).

The redemption of the Notes and the payment of the Redemption Price on the Redemption Date are conditioned upon the closing and funding of a proposed new senior secured term loan facility with an aggregate principal amount of at least $1.7 billion and a senior secured revolving credit facility, in each case upon terms and conditions satisfactory to the Company (the “Financing Condition”). In the Company’s sole discretion, the Redemption Date may be delayed until such time as the Financing Condition has been satisfied to the extent permitted by the Indentures. The redemption of the Notes may not occur and the Notices of Conditional Redemption may be rescinded in the event that the Financing Condition has not been satisfied by the Redemption Date.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including, but not limited to, expectations regarding the refinancing) may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “contemplates” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. No assurance can be given that the refinancing on which the Redemption is conditioned will be consummated. Consummation of such refinancing is subject to numerous conditions and factors, many of which are beyond the Company’s control, including conditions prevailing in the capital markets, and economic, political and market factors. The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2011	KAR Auction Services, Inc.

	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Executive Vice President, General Counsel and Secretary